EXHIBIT 99.1

PCTEL Reports $18.4 Million in Third Quarter Revenue

BLOOMINGDALE, Illinois – November 8, 2018 – PCTEL, Inc. (Nasdaq: PCTI), a leader in Performance Critical TELecom solutions, announced its results for the third quarter ended September 30, 2018.

Highlights from Continuing Operations

•

Revenue of $18.4 million in the quarter and $61.7 million year to date, 22% lower in the quarter and 9% lower year-to-date compared to last year. Revenue was lower in both the antenna and test & measurement product lines in the quarter and year to date.

•

Gross profit margin of 36.5% in the quarter and 36.3% year to date, down 6.4% in the quarter and 5.6% year-to-date compared to last year. The two primary reasons for the decrease in both the quarter and year-to-date are lower test & measurement product revenue which has higher margin compared to antenna products, and price erosion in the small cell antenna market.

•	Net loss per share of $0.10 in the quarter and $0.22 year to date, compared to net income of $0.04 per share in the quarter and year-to-date last year.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to reflect the results of its core earnings. A reconciliation of those non-GAAP measures to our financial statements is provided later in the press release.

•

Non-GAAP net loss per share of $0.06 in the quarter and a net loss of $0.07 year to date compared to net income of $0.09 in the quarter and $0.20 year-to-date last year. The third quarter of this year included $0.04 non-GAAP restructuring charges related to the Company’s recent reorganization.

•	Adjusted EBITDA margin as a percent of revenue of negative 3% in the quarter and positive 1% year to date compared to 11% in the quarter and 9% year-to-date last year.

•	$37.1 million of cash and short-term investments at September 30, 2018 and no debt.

“Our small cell revenue has stabilized with wins in China, North American and Europe, and we are encouraged with the early 5G deployment activity,” said David Neumann, PCTEL’s CEO. “However, carrier spending was down on legacy networks and several antenna projects were completed in Q2, which negatively affected the quarter and 2018 year to date results. We believe that improving market conditions and our recent reorganization to improve business development will position PCTEL to take advantage of the long-term growth opportunities in 5G, antennas, and industrial IoT.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 1369318. The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 1369318.

About PCTEL

PCTEL, Inc. provides Performance Critical TELecom technology solutions. We are a leading global supplier of antennas and wireless network testing solutions. Our precision antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). We offer in-house design, testing, radio integration, and manufacturing capabilities for our customers. PCTEL’s test and measurement tools improve the performance of wireless networks globally, with a focus on LTE, public safety, and emerging 5G technologies. Network operators, neutral hosts, and equipment manufacturers rely on our scanning receivers and testing solutions to analyze, design, and optimize their networks.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our antenna solutions and test and measurement businesses, anticipated demand for certain products including those related to antennas, the industrial IoT and the rollout of 5G, our expectations regarding increasing capital expenditures in 2019 by wireless operators, the impact of tariffs on certain imports from China, and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally including demand from customers in China, growth and continuity in PCTEL’s vertical markets, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John SchoenMichael Rosenberg

CFODirector of Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 372-6800(301) 444-2046

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(Unaudited)
	September 30,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$5,377	$5,559
Short-term investment securities	31,770	32,499
Accounts receivable, net of allowances of $278 and $319 at September 30, 2018 and December 31, 2017, respectively	13,261	18,624
Inventories, net	12,691	12,756
Prepaid expenses and other assets	1,185	1,605
Total current assets	64,284	71,043

Property and equipment, net	12,491	12,369
Goodwill	3,332	3,332
Intangible assets, net	1,280	2,113
Deferred tax assets, net	8,685	7,734
Other noncurrent assets	52	72
TOTAL ASSETS	$90,124	$96,663
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,392	$5,471
Accrued liabilities	5,069	7,481
Total current liabilities	10,461	12,952
Long-term liabilities	383	392
Total liabilities	10,844	13,344
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,318,141 and 17,806,792 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	18	18
Additional paid-in capital	134,455	134,505
Accumulated deficit	(54,920)	(51,258)
Accumulated other comprehensive (loss) income	(273)	54
Total stockholders’ equity	79,280	83,319
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$90,124	$96,663

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

REVENUES	$18,426	$23,665	$61,739	$68,136
COST OF REVENUES	11,705	13,515	39,355	39,570
GROSS PROFIT	6,721	10,150	22,384	28,566
OPERATING EXPENSES:
Research and development	3,028	2,757	9,021	8,141
Sales and marketing	2,957	3,230	9,059	9,394
General and administrative	3,029	3,146	9,172	10,081
Amortization of intangible assets	85	124	333	372
Total operating expenses	9,099	9,257	27,585	27,988
OPERATING (LOSS) INCOME	(2,378)	893	(5,201)	578
Other income, net	226	32	486	74
(LOSS) INCOME BEFORE INCOME TAXES	(2,152)	925	(4,715)	652
(Benefit) expense for income taxes	(482)	206	(961)	(68)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(1,670)	719	(3,754)	720
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	0	236	0	(148)
NET (LOSS) INCOME	$(1,670)	$955	$(3,754)	$572

Net (Loss) Income per Share from Continuing Operations:
Basic	$(0.10)	$0.04	$(0.22)	$0.04
Diluted	$(0.10)	$0.04	$(0.22)	$0.04

Net Income (Loss) per Share from Discontinued Operations:
Basic	$0.00	$0.01	$0.00	$(0.01)
Diluted	$0.00	$0.01	$0.00	$(0.01)

Net (Loss) Income per Share:
Basic	$(0.10)	$0.06	$(0.22)	$0.03
Diluted	$(0.10)	$0.06	$(0.22)	$0.03

Weighted Average Shares:
Basic	17,234	16,757	17,145	16,526
Diluted	17,234	17,065	17,145	16,830

Cash dividend per share	$0.055	$0.055	$0.155	$0.155

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
.	2018	2017

Operating Activities:
Net (loss) income from continuing operations	$(3,754)	$720
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	2,088	1,913
Intangible asset amortization	833	872
Stock-based compensation	2,572	2,458
Loss on disposal of property and equipment	11	18
Restructuring costs	(28)	(88)
Bad debt provision	248	38
Deferred tax provision	(868)	(282)
Changes in operating assets and liabilities:
Accounts receivable	4,968	672
Inventories	(173)	1,809
Prepaid expenses and other assets	425	509
Accounts payable	255	(1,078)
Income taxes payable	(39)	(154)
Other accrued liabilities	(2,395)	(426)
Deferred revenue	(43)	95
Net cash provided by operating activities	4,100	7,076
Investing Activities:
Capital expenditures	(2,205)	(2,097)
Proceeds from disposal of property and equipment	14	1
Purchases of investments	(33,978)	(37,579)
Redemptions/maturities of short-term investments	34,707	26,056
Net cash used in investing activities	(1,462)	(13,619)
Financing Activities:
Proceeds from issuance of common stock	686	1,375
Payment of withholding tax on stock-based compensation	(301)	(1,190)
Principle payments on capital leases	(91)	(64)
Cash dividends	(3,007)	(2,730)
Net cash used in financing activities	(2,713)	(2,609)
Cash flows from discontinued operations:
Net cash used in operating activities	0	(697)
Net cash provided by investing activities	0	1,434
Net cash flows provided by discontinued operations	0	737

Net decrease in cash and cash equivalents	(75)	(8,415)
Effect of exchange rate changes on cash	(107)	87
Cash and cash equivalents, beginning of period	5,559	14,855
Cash and Cash Equivalents, End of Period	$5,377	$6,527

PCTEL, INC.
P&L INFORMATION BY SEGMENT - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$14,877	$3,556	$(7)	$18,426	$50,120	$11,691	$(72)	$61,739

GROSS PROFIT	$4,504	$2,201	$16	$6,721	$14,734	$7,627	$23	$22,384

GROSS PROFIT %	30.3%	61.9%		36.5%	29.4%	65.2%		36.3%

	Three Months Ended September 30, 2017				Nine Months Ended September 30, 2017
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$17,988	$5,739	$(62)	$23,665	$52,125	$16,157	$(146)	$68,136

GROSS PROFIT	$6,148	$4,006	$(4)	$10,150	$17,283	$11,275	$8	$28,566

GROSS PROFIT %	34.2%	69.8%		42.9%	33.2%	69.8%		41.9%

Reconciliation of GAAP to non-GAAP Results - Continuing Operations (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating (loss) income - Continuing Operations

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017

	Operating (Loss) Income	$(2,378)	$893	$(5,201)	$578

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167	500	500
	-Operating expenses	85	124	333	372
	Stock Compensation:
	-Cost of revenues	(50)	68	131	200
	-Engineering	165	128	462	394
	-Sales & marketing	174	116	462	362
	-General & administrative	496	349	1,517	1,501
		1,037	952	3,405	3,329
	Non-GAAP Operating (Loss) Income	$(1,341)	$1,845	$(1,796)	$3,907
	% of revenue	-7.3%	7.8%	-2.9%	5.7%

Reconciliation of GAAP net loss to non-GAAP net (loss) income - Continuing Operations

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017

	Net (Loss) Income	$(1,670)	$719	$(3,754)	$720

	Adjustments:
(a)	Non-GAAP adjustment to operating loss	1,037	952	3,405	3,329
	Income Taxes	(393)	(132)	(856)	(785)
		644	820	2,549	2,544
	Non-GAAP Net (Loss) Income	$(1,026)	$1,539	$(1,205)	$3,264

	Non-GAAP (Loss) Income per Share:
	Basic	$(0.06)	$0.09	$(0.07)	$0.20
	Diluted	$(0.06)	$0.09	$(0.07)	$0.19

	Weighed Average Shares:
	Basic	17,234	16,757	17,145	16,526
	Diluted	17,234	17,065	17,145	16,830

This schedule reconciles the Company's GAAP operating loss to its non-GAAP operating (loss) income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating loss (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net loss include the non-GAAP adjustments to operating loss as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating (loss) to Adjusted EBITDA - Continuing Operations
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Operating (Loss) Income	$(2,378)	$893	$(5,201)	$578

Add:
Depreciation and amortization	708	652	2,088	1,913
Intangible amortization	252	291	833	872
Stock compensation expenses	785	661	2,572	2,458
Adjusted EBITDA	$(633)	$2,497	$292	$5,821
% of revenue	-3.4%	10.6%	0.5%	8.5%

This schedule reconciles the Company's GAAP operating loss to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.